EXHIBIT 10.13

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN WANG JUAN JUAN AND HENAN ZHONGPIN FOOD CO., LTD.

             Wang Juanjuan transfers to Henan Zhongpin Food Co., Ltd. 638,550 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. (the "Operating Company"), par value RMB 1.00, representing approximately 4.25% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Wang Juanjuan shall still hold 70,950 shares of the Operating Company's common stock, representing approximately 0.47% of the Operating Company's issued and outstanding shares.